UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2006

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street

Escondido, California 92025-1707

(Address of principal executive offices) (Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On October 18, 2006, Realty Income Corporation (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc. and Wachovia Capital Markets, LLC, as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,000,000 shares of the Company’s common stock, par value $1.00 per share, plus up to an additional 900,000 shares of the Company’s common stock, par value $1.00 per share, if the Underwriters exercise their overallotment option in full. The public offering price for the shares is $26.40 per share. Upon the closing of this offering, based on shares outstanding as of October 16, 2006, the number of shares of common stock outstanding will increase to 99,846,289 shares, excluding the shares of common stock issuable upon exercise of the Underwriters’ over-allotment option.

The Company intends to use the net proceeds from the offering (approximately $150.7 million, or approximately $173.3 million if the Underwriters’ overallotment option is exercised in full, in each case, after deducting the discount to the Underwriters but before estimated expenses payable by the Company) to fund a portion of the purchase price of the Buffets/Ryan’s properties it intends to purchase under the definitive commitment letter executed by the Company on September 5, 2006.  The Company is acquiring these properties subsequent to a previously announced merger agreement between Buffets, Inc. and Ryan’s Restaurant Group. Although the Company’s purchase of these properties is expected to be completed in late October or early November 2006, it is subject to a number of conditions, including the closing of the Buffets/Ryan’s merger.  The Company intends to finance the purchase of potential future acquisitions and a portion of the purchase price of the Buffets/Ryan’s acquisition, with borrowings under its $300 million acquisition credit facility or the proceeds from additional public offerings of securities (including possible issuances of common stock, preferred stock or unsecured notes).

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated October 18, 2006, between the Underwriters and the Company.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: October 23, 2006	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Purchase Agreement, dated October 18, 2006, between the Underwriters and the Company.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).